                                                                     EXHIBIT (l)


                               BROWN & WOOD LLP
                            One World Trade Center
                         New York, New York 10048-0557
                           Telephone (212) 839-5300
                           Facsimile (212) 839-5599

                                             March 2, 1998

MuniHoldings Florida Insured Fund II
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Dear Sirs:

        This opinion is being furnished in connection with the registration by MuniHoldings Florida Insured Fund II, a Massachusetts business trust (the "Fund"), of 3,440 Auction Market Preferred Shares, par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Certificate of Designation (the "Certificate of Designation") to be filed with the Secretary of the Commonwealth of Massachusetts (the "State Department").

        As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Fund, the

By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable preferred shares of the Fund.

        In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham Dana LLP rendered to the Fund.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                            Very truly yours,

                                            /s/ Brown & Wood LLP




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